EX-99.23.i.ii

THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

         HINE

December 1, 2003

Analysts Investment Trust

7750 Montgomery Road

Cincinnati, Ohio  45236

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 14 to the Analysts Investment Trust Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 15 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

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